Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”), dated as of January 14, 2011, by and between ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), McDOWELL RESEARCH CO., INC., a Delaware corporation (“McDowell”), REDBLACK COMMUNICATIONS, INC., a Maryland corporation (“RedBlack Communications”), and ULTRALIFE ENERGY SERVICES CORPORATION, a Florida corporation (“Ultralife Energy”, and together with Ultralife, McDowell and RedBlack Communications, each individually a “Borrower” and collectively, the “Borrowers”), and RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a New York corporation (the “Lender”).
RECITALS:
The Borrowers and the Lender are parties to a Credit Agreement dated as of February 17, 2010, as amended by that certain letter agreement dated September 8, 2010 (the “Credit Agreement”), pursuant to which the Lender has agreed to provide a revolving credit facility in an aggregate principal amount not to exceed Thirty-Five Million Dollars ($35,000,000) to the Borrowers subject to the terms and conditions set forth in the Credit Agreement.
By letter agreement dated July 28, 2010, the Lender consented to the name change made by Stationary Power Services, Inc. to Ultralife Energy Services Corporation.
The Borrowers have requested that the Lender modify pricing under the Credit Agreement and the Lender is willing to do so upon the terms and subject to the conditions set forth in this First Amendment.
NOW THEREFORE, the parties to this First Amendment, in consideration of their mutual covenants and agreements contained in this First Amendment and the Credit Agreement, and intending to be legally bound hereby, covenant and agree as follows:
1. Definitions. (a) Article 1 “Definitions” of the Credit Agreement is hereby amended to include the following definitions:
“Excess Availability Average” means, as of the date of determination, a sum equal to the mathematical average of the weekly average Excess Availability calculated for each week of the twelve (12) week period ended on the date of determination.
“First Amendment” shall mean the First Amendment to Credit Agreement dated as of January 14, 2011 between the Borrowers and the Lender.

“First Amendment Closing Date” shall mean on or about January 14, 2011 or, if all the conditions specified in the First Amendment to Credit Agreement have not been satisfied or waived by such date, such later date as the Lender and the Borrowers shall mutually agree.
“Prime Rate Loan” shall mean any loan or advance for which the applicable rate of interest is based upon the Prime Rate.
“Prime Rate Margin” means, effective as of the date of the First Amendment, 1.0% (100 basis points) per annum.
“Ultralife Energy” means Ultralife Energy Services Corporation, a Florida corporation formerly known as Stationary Power Services, Inc., with its chief executive offices located at 4902 113th Avenue North, Clearwater, Florida 33760.
(b) The following definitions contained in Article 1 “Definitions” of the Credit Agreement are amended and restated in their entirety as follows:
“Borrowers” means, collectively, the following (together with their respective successors and assigns) (a) Ultralife Corporation, a Delaware corporation; (b) McDowell Research Co., Inc., a Delaware corporation; (c) RedBlack Communications, Inc., a Maryland corporation; (d) Ultralife Energy Services Corporation, a Florida corporation formerly known as Stationary Power Services, Inc.; and (e) any Person that at any time after the date hereof becomes a Borrower. Each of the Borrowers is sometimes referred to in this Agreement individually as a “Borrower”.
“LA Margin” means, effective as of the date of the First Amendment, 3.0% (300 basis points) per annum.
“LIBOR Rate Margin” means, effective as of the date of the First Amendment, 3.0% (300 basis points) per annum.
2. Eligible Accounts. Without limiting the current definition in the Credit Agreement, “Eligible Accounts” under the Credit Agreement shall include an Account arising from a sale of goods that are delivered or to be delivered outside the United States of America, and an Account arising from a sale of goods to an account debtor domiciled outside the United States of America, provided that such Account is subject to credit insurance payable to the Lender and issued by an insurer and on terms and in an amount satisfactory to the Lender. To initiate advances against Eligible Accounts under this Section 2, the Borrowers shall deliver to the Lender copies of its credit insurance policy(ies) together with loss payable endorsements to such policy(ies) confirming the Lender as loss payee on such credit insurance on terms satisfactory to the Lender. The terms of this Section 2 replace the terms of that certain letter agreement dated as of September 8, 2010 pursuant to which the Lender notified the Borrowers of the foregoing revision to the specifications for Eligible Accounts.

3. Loan Requests/Conversions. Sections 2.04(a) and 2.04(b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
(a) LIBOR Advantage Loan and Prime Rate Loan Requests. By delivering a borrowing request to the Lender on or before 10:00 a.m., New York time, on a Business Day, the Administrative Borrower may from time to time irrevocably request, on not less than one nor more than three Business Days’ notice, that a LIBOR Advantage Loan or a Prime Rate Loan be made. On the terms and subject to the conditions of this Agreement, each LIBOR Advantage Loan and Prime Rate Loan shall be made available to the Administrative Borrower no later than 11:00 a.m. New York time on the day such Loan is made by deposit to the account of the Administrative Borrower as shall have been specified in its borrowing request. Notwithstanding the foregoing, the Administrative Borrower may provide the Lender with written notice (in the form and with information required in this Section 2.04) of any such borrowing request for a LIBOR Advantage Loan or a Prime Rate Loan by telecopy on the day, and by mail within one Business Day after the day, any such request is made. The Lender is entitled to rely on any such request made in accordance with the terms of this Agreement.
(b) Conversion to LIBOR Rate Loans. By delivering a conversion notice to the Lender on or before 10:00 a.m., New York time, on a Business Day, the Administrative Borrower may from time to time irrevocably elect, on not less than two nor more than five Business Days’ notice, that all, or any portion, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000, of any LIBOR Advantage Loan or Prime Rate Loan be converted on any day into a LIBOR Rate Loan, with a LIBOR Interest Period of one, two or three months; provided, however, that no portion of the outstanding principal amount of any LIBOR Advantage Loan or Prime Rate Loan may be converted to LIBOR Rate Loans when any Event of Default has occurred and is continuing and provided, further, that all accrued interest on the principal amount of any LIBOR Advantage Loan or Prime Rate Loan to be converted hereunder shall be paid in full.
4. Interest Rates. Section 3.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a) Interest on the outstanding principal amount of each Revolving Credit Loan, when classified as a: (i) LIBOR Rate Loan, shall accrue during each LIBOR Interest Period at a rate per annum equal to the sum of the Adjusted LIBOR Rate for such LIBOR Interest Period plus the LIBOR Rate Margin, and be due and payable on each Interest Payment Date and on the Maturity Date; (ii) LIBOR Advantage Loan, shall accrue at a rate per annum equal to the sum of the LIBOR Advantage Rate for such LA Interest Period plus the LA Margin, and be due and payable on each LA Interest Payment Date and on the Maturity Date; and (iii) Prime Rate Loan, shall accrue at a rate per annum equal to the sum of the Prime Rate plus the Prime Rate Margin, and be due and payable on each LA Interest Payment Date and on the Maturity Date. Interest on LIBOR Advantage Loan(s) and Prime Rate Loans shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first day of the applicable period to, but not including, the date of repayment. The Borrowers shall not have the option to select a LIBOR Rate Loan with respect to the Loans to be made on the Closing Date but may thereafter convert all or any portion to one or more LIBOR Rate Loans in accordance with the terms of this Article III.

(b) The interest rates under Section 3.01(a) above hereof shall from time to time be increased or decreased, as the case may be, based on the then applicable Excess Availability Average and in accordance with the following pricing grid:

LA Margin
Excess Availability Average	LIBOR Rate Plus	Rate Plus	Prime Rate Plus
Greater than $10,000,000	300 basis points	300 basis points	100 basis points

Greater than $6,000,000 but less than or equal to $10,000,000	325 basis points	325 basis points	125 basis points

Greater than $3,000,000 but less than or equal to $6,000,000	350 basis points	350 basis points	150 basis points
The Excess Availability Average shall be determined as of the end of each quarter, commencing as of the end of the first fiscal quarter following the date of the First Amendment. The Excess Availability Average as of the end of each fiscal quarter shall be calculated for the twelve (12) week period then ended and shall be as shown on the certificates to be delivered pursuant to Section 6.01 hereof. Any interest rate adjustments made based on the foregoing pricing grid shall be applicable to the Borrowers only for so long as the applicable Excess Availability Average (as shown on the foregoing pricing grid) is maintained and, in the event the applicable ratio is no longer maintained, the interest rates under Section 3.01(b) above shall increase to the rates applicable to the Excess Availability Average achieved by the Borrowers. Any applicable reduction or increase shall be effective as of the first Business Day of the month following receipt by the Lender of the financial statements and certificate showing the Excess Availability Average, provided that in the event the financial statements and certificates are not timely delivered, any rate reduction then in effect shall be immediately discontinued as of the day such documents were due until the first Business Day of the month following receipt by the Lender of proper documents indicating that a reduction is applicable.

5. Interest After Default. Section 3.02(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b) each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to LIBOR Advantage Loans and Prime Rate Loans plus two percent (2.0%) per annum from the time such Obligation becomes due and payable and until it is paid in full.
6. Repayments and Interest. Sections 3.10(a) and 3.10(b) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
(a) LIBOR Advantage and Prime Rate Loans. Interest on the LIBOR Advantage Loans and the Prime Rate Loans will be due and payable on each LA Interest Payment Date and on the Maturity Date.
(b) Repayments Continuations and Conversions. LIBOR Rate Loans shall mature and become payable in full on the last day of the LIBOR Interest Period relating to such LIBOR Rate Loan. Upon maturity, a LIBOR Rate Loan may be continued for an additional LIBOR Interest Period or may be converted to LIBOR Advantage Loan or a Prime Rate Loan.
7. Intercompany Loans. Section 7.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(b) loans or other advances and/or investments made by Ultralife after the Closing Date to or in any of the other Borrowers in an aggregate amount not to exceed $3,000,000 at any one time outstanding.
8. Representations and Warranties. The Borrowers represent and warrant to the Lender that:
(a) Each of the Borrowers have and will continue to have corporate power and authority to execute, deliver and perform the provisions of this First Amendment and the Credit Agreement, as amended hereby, and to execute and deliver the instruments required by any of the provisions of this First Amendment and the Credit Agreement, as amended hereby, to be executed and delivered by the Borrowers; and all such action has been duly and validly authorized by all necessary corporate proceedings on the part of each of the Borrowers.
(b) The execution, delivery and performance of this First Amendment, as amended hereby, will not conflict with, constitute a default under or result in the breach of, any provisions of Law or the articles of incorporation or the by-laws of any of the Borrowers or of any material agreement or other instrument to which any of the Borrowers is a party or by which it is bound or to which any of them is subject.

(c) This First Amendment has been duly and validly executed and delivered by each of the Borrowers, and this First Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrowers on and after its date of delivery thereof, enforceable against the Borrowers in accordance with their respective terms, except to the extent that enforceability of any of this First Amendment and the Credit Agreement, as amended hereby, may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance.
(d) Except as set forth in Section 9 below, the representations and warranties by the Borrowers contained in Article IV of the Credit Agreement are correct and accurate in all material respects on and as of the date of this First Amendment with the same effect as though made on and as of the date of this First Amendment (except representations and warranties which expressly relate to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein).
(e) No event has occurred and is continuing which constitutes an Event of Default or Potential Default.
9. Update to Schedule 4.08. Pursuant to Section 6.01(s) of the Credit Agreement, the Borrowers hereby submit an update to Schedule 4.08 of the Credit Agreement, attached hereto as Amended Schedule 4.08, and the Lender hereby accepts the updates reflected on Amended Schedule 4.08 and waives any Default or Potential Default under the Credit Agreement arising from such updates.
10. Conditions to this First Amendment. The obligation of the Lender to enter into this First Amendment is subject to the accuracy in all material respects as of the date of this First Amendment of the representations and warranties contained in this First Amendment, and to the satisfaction of the following further conditions:
(a) This First Amendment shall be executed by the Borrowers and delivered to the Lender and shall be in effect and all actions by the Borrowers contemplated hereby shall have been taken.
(b) The Lender shall have received a certificate in form and substance satisfactory to the Lender, dated as of the First Amendment Closing Date, certifying as to the names, true signatures and incumbency of the officers of the Borrowers to execute this First Amendment and the other documents and instruments to be executed in connection with this First Amendment. The Lender may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to the Lender.
(c) Ultralife Energy shall have executed and delivered to the Lender an Amendment to Security Agreement, satisfactory in terms, form and substance to the Lender, confirming the change of its name from Stationary Power Services, Inc. to Ultralife Energy Services Corporation.

(d) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this First Amendment or the consummation of the transactions contemplated hereby or which, in the Lender’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this First Amendment.
11. No Waiver of Existing Defaults. Except as otherwise provided in this First Amendment, the Lender has not agreed to waive, and have not waived, any past or present Event of Default or Potential Default under the Credit Agreement, as amended by this First Amendment, or any of the other Loan Documents. Except as otherwise provided in this First Amendment, the Lender has not consented to any departure by the Borrowers from their due performance under the Credit Agreement, as amended by this First Amendment, or under any of the Loan Documents. The rights and remedies of the Lender under the Credit Agreement, as amended by this First Amendment, and the other Loan Documents shall survive the execution and delivery of this First Amendment and the Lender may exercise such rights and remedies with respect to any such defaults at any time.
12. First Amendment Expenses. The Borrowers agree to pay, and save the Lender harmless against liability for the payment, of all reasonable out-of-pocket expenses of the Lender arising in connection with this First Amendment including, without limitation, the reasonable fees and expenses of counsel for the Lender and the expenses of any lien searches or other investigations conducted for the Lender.
13. Scope of First Amendment. Except as amended by this First Amendment, the provisions of the Credit Agreement shall remain in full force and effect. The Loan Documents shall likewise remain in full force and effect. The Credit Agreement and this First Amendment shall be construed as complementing each other and as augmenting and not restricting the Lender’s rights, and, except as specifically amended by this First Amendment, the Credit Agreement shall remain in full force and effect in accordance with its terms. The Borrowers hereby ratify, confirm and reaffirm, without condition, all Liens and security interests granted to the Lender pursuant to the Credit Agreement and the Loan Documents, and such Liens and security interests shall continue to secure the Loan or Loans and the Revolving Credit Loans as defined in each of such agreements.
14. Miscellaneous. This First Amendment will be deemed to be a contract under the laws of the State of New York and for all purposes will be governed by and construed and enforced in accordance with the laws of said State. The caption headings contained in this First Amendment are for convenience of reference and shall not be deemed to be a part of this First Amendment or used in the construction of this First Amendment.
15. Counterparts. This First Amendment may be executed in counterparts and by the Lender and the Borrowers on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this First Amendment as of the day and year first above written.

ATTEST:	ULTRALIFE CORPORATION

/s/ Peter F. Comerford	By:	/s/ Philip A. Fain

Secretary		Philip A. Fain, CFO and Treasurer

[CORPORATE SEAL]

ATTEST:	McDOWELL RESEARCH CO., INC.

/s/ Peter F. Comerford	By:	/s/ Philip A. Fain

Secretary		Philip A. Fain, Treasurer

[CORPORATE SEAL]

ATTEST:	REDBLACK COMMUNICATIONS, INC.

/s/ Peter F. Comerford	By:	/s/ Philip A. Fain

Secretary		Philip A. Fain, Treasurer

[CORPORATE SEAL]

ATTEST:	ULTRALIFE ENERGY SERVICES CORPORATION

/s/ Peter F. Comerford	By:	/s/ Philip A. Fain

Secretary		Philip A. Fain, Treasurer

[CORPORATE SEAL]
RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc.

	By:	/s/ Paul Rebholz

Paul Rebholz Vice President

AMENDED SCHEDULE 4.08
OFFICERS AND DIRECTORS
(Updated to January 14, 2011)
Ultralife Corporation
Board of Directors
Bradford T. Whitmore, Chair
Steven M. Anderson
Patricia C. Barron
James A. Croce
Michael D. Popielec
Thomas L. Saeli
Robert W. Shaw II
Ranjit C. Singh
Officers
Michael D. Popielec, President & CEO
Peter F. Comerford, VP Administration, General Counsel & Secretary
Philip A. Fain, CFO & Treasurer
Patrick R. Hanna, Jr., VP Corporate Compliance
Ultralife Batteries (UK) Ltd. (Wholly-Owned Subsidiary)
Directors
Peter F. Comerford
Andrew J. Naukam
ABLE New Energy Co. Limited (Wholly-Owned Subsidiary)
Directors
Xulong Zhang, Chair
David E. Gates
Robert F. Green
ABLE New Energy Co., Ltd (Wholly-Owned by ABLE New Energy Co. Limited)
Directors
Xulong Zhang, Chair
David E. Gates
Robert F. Green

McDowell Research Co., Inc. (Wholly-Owned Subsidiary)
Director
Peter F. Comerford
Officers
James J. Rasmussen, Jr., President
Patrick R. Hanna, Jr., Vice President
Philip A. Fain, Treasurer
Peter F. Comerford, Secretary
RedBlack Communications, Inc. (Wholly-Owned Subsidiary)
Director
Peter F. Comerford
Officers
James J. Rasmussen Jr., President
Gene D. McHugh, Vice President
Peter F. Comerford, Secretary
Philip A. Fain, Treasurer
Ultralife Batteries India Private Limited (Fifty-One Percent Owned Subsidiary)
Directors
Andrew J. Naukam, Chair (Ultralife Designee)
Kenneth R. Bird
B.R. Ganesh
Ultralife Energy Services Corporation (Wholly-Owned Subsidiary)
Director
Peter F. Comerford
Officers
John Christopher McComb, President
Philip A. Fain, Treasurer
Peter F. Comerford, Secretary